ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1

bit 99.1Exhib

NEWS RELEASE

Abraxas Announces First Quarter 2018 Financial and Operating Results

SAN ANTONIO (May 8, 2018) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended March 31, 2018.

Financial Highlights for the Three Months Ended March 31, 2018
The three months ended March 31, 2018 resulted in:

•	Production of 944 MBoe (10,485 Boepd)

•	Revenue of $40.6 million

•	Net income of $10.8 million, or $0.07 per share

•	Adjusted net income(a) (excluding certain non-cash items) of $14.9 million, or $0.09 per share

•	EBITDA(a) of $27.0 million

•	Adjusted EBITDA per bank loan covenants of $27.2 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Operational Highlights for the Three Months Ended March 31, 2018:

•	Four Delaware Basin wells currently being fracture stimulated

•	Seven Bakken/Three Forks wells scheduled for May/June fracture stimulation

•	First quarter 2018 average daily production of 10,485 Boepd representing approximately 54% and 19% production growth over first and fourth quarter 2017, respectively

•	Second quarter 2018 production guidance of 9,000-9,500 Boepd accounts for planned well downtime associated with offsetting fracture stimulations

Delaware Basin
In Ward County, Texas, Abraxas is currently in the process of fracture stimulating the Company’s 660’ downspacing test at Caprito. The four-well downspacing test consists of two Wolfcamp A2 wells, the Caprito 99-301H and Caprito 99-311H, and two Wolfcamp A1 wells, the Caprito 99-202H and Caprito 99-211H. Abraxas experienced 7" casing integrity issues on the Caprito 99-301H and the 99-311H during the completion. The Caprito 99-301H was fully remediated and the completion of that well continues. The Caprito 99-311H will require minor remediation work following the completion of the other three wells. Abraxas plans to flow back three of the four wells while remediating the Caprito 99-311H. The Company plans to finish the completion of the Caprito 99-311H immediately following the remediation work. Henceforth, Abraxas will be utilizing tie-back strings during the completion to eliminate the risk of further 7" casing integrity issues. Abraxas does not anticipate that these issues or delays will have any material impact on Abraxas' guidance laid out below. Abraxas owns a 57.8% working interest in the Caprito 99-301H, Caprito 99-311H, Caprito 99-202H and Caprito 99-211H.

Abraxas recently participated in two non-operated Wolfcamp wells with approximately 5,000' laterals on the Company’s newly acquired acreage in Winkler County, Texas. The wells averaged 1,110 Boepd (963 barrels of oil per day, 883 mcf of natural gas per day) (1) over their first 30 days of production. Abraxas owns a 30% working interest in each well.

Abraxas is currently drilling two 5,000’ lateral wells, the Greasewood 201H and 301H. These wells are being drilled on Section 94, Block F, which is three sections north of the Company’s previous drilling activity in Ward County, Texas. The two-well pad consists of one Wolfcamp A1 well, the Greasewood 201H, and one Wolfcamp A2 well, the Greasewood 301H. Abraxas owns a 100% working interest in the Greasewood 201H and 301H.

Williston Basin
In McKenzie County, North Dakota, Abraxas expects to begin the fracture stimulation of the Yellowstone 5H-7H and the Lillibridge 9H-12H wells in May and June, respectively. Both pads are expected to begin flowback in July. Abraxas owns a 52% working interest in the Yellowstone 5H-7H and a 25-29% working interest in the Lillibridge 9H-12H.

First Quarter 2018 Production and Guidance Update
Production for the first quarter of 2018 averaged approximately 10,485 Boepd (6,715 barrels of oil per day, 13,180 mcf of natural gas per day, 1,573 barrels of NGL per day). Abraxas did not complete or put any wells onto production during the quarter. Capital expenditures for the quarter of $31.4 million consisted of $17.1 million for drilling and completions and $14.3 million for acquisitions.

Abraxas is providing the following second quarter 2018 production, operating cost and capital expenditure guidance. Abraxas brought down or plans to bring down several high rate producing wells in the Bakken and Delaware Basin for planned offsetting fracture stimulations. Abraxas anticipates first production volumes from the new well completions and a return of production from the shut-in wells late in the second quarter or early in the third quarter. Quarterly lease operating expense ("LOE") guidance is biased toward the high end of annual guidance due to the associated costs with frac protecting wells from offsetting fracture stimulations. Capital expenditures for the second quarter includes approximately $20 million for planned acquisitions. Production guidance for the year ending December 31, 2018 remains unchanged at 10,000-12,000 Boepd at a planned capital expenditure budget of $140 million.

	2Q18E
	Low	High
Production
Total (Boepd)	9,000	9,500
% Oil	63%
% NGL	15%
% Natural Gas	22%

Operating Costs
LOE ($/Boe)	$5.00	$6.00
Production Tax (% Rev)	7.5%	8.0%
Cash G&A ($mm)	$2.2	$2.4

CAPEX ($mm)	$50

(1)	The 30-day average rates represent the highest 30 days of production and do not include the impact of natural gas liquids and shrinkage at the processing plant and include flared gas.

Comments
Bob Watson, President and CEO of Abraxas commented, “Despite continued midstream curtailments for both oil and gas in the first quarter of 2018, we remained in the middle of our production guidance. We continue to benefit from strong underlying well performance with shallower than anticipated declines. In the second quarter, we brought down or plan to bring down numerous high rate offsetting producing wells as we undertake a busy completion schedule. The completion of these seven Bakken and four Delaware Basin wells will lead to a substantial ramp in volumes in the third quarter of 2018.”

“We continue to work a number of deals around our existing assets in the Delaware Basin. Our ultimate objective is to prudently add acres and trade around our core position. With success, our acreage position will become more contiguous and lead to a more efficient and economic development of the asset. We look forward to updating you on the results of these efforts.”

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its first quarter 2018 earnings conference call at 11 AM ET on May 9, 2018. To participate in the conference call, please dial 844.347.1028 and enter the passcode 5599864. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through June 6, 2018 by dialing 855.859.2056 and entering the passcode 5599864 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, Rocky Mountain, and South Texas regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended March 31,
	2018	2017

Financial Results:
Revenues	$40,630	$18,802
Net income	10,779	13,690
Net income per share – basic	$0.07	$0.09
Net income per share – diluted	$0.06	$0.09
Capital expenditures - acquisitions	14,293	—
Capital expenditures - drilling and completion	17,062	10,957
Total capital expenditures	31,355	10,957
EBITDA(a)	27,014	11,718
Adjusted net income, excluding certain non-cash items(a)	14,873	4,930
Adjusted net income, excluding certain non-cash items(a) , per share – basic	$0.09	$0.03
Adjusted net income, excluding certain non-cash items(a), per share – diluted	$0.09	$0.03
Liquidity(a)	76,395	97,811
Weighted average shares outstanding – basic	165,133	154,118
Weighted average shares outstanding – diluted	167,243	156,813

Production from Continuing Operations:
Crude oil per day (Bblpd)	6,715	3,748
Natural gas per day (Mcfpd)	13,180	10,428
Natural gas liquids per day (Bblpd)	1,573	1,336
Crude oil equivalent per day (Boepd)	10,485	6,822
Crude oil equivalent (MBoe)	944	614

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$53.29	$47.62
Natural gas ($ per Mcf)	2.00	2.18
Natural gas liquids ($ per Bbl)	15.70	10.84
Crude oil equivalent ($ per Boe)	39.00	31.61

Expenses:
Lease operating ($ per Boe)	$4.84	$6.71
Production taxes (% of oil and gas revenue)	7.7%	8.6%
General and administrative, excluding stock-based compensation ($ per Boe)	$2.27	$3.20
Cash interest ($ per Boe)	1.27	0.64
Depreciation, depletion and amortization ($ per Boe)	10.74	8.75

(a)    See reconciliation of non-GAAP financial measures below.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
BALANCE SHEET DATA

(In thousands)	March 31, 2018	December 31, 2017

Cash	$5,645	$1,618
Working capital	(22,574)	(34,361)
Property and equipment – net	258,988	237,767
Total assets	292,649	273,806

Long-term debt - less current maturities	107,287	87,354
Stockholders’ equity	117,684	106,308
Common shares outstanding	165,882	165,890

Working capital per bank loan covenants (a)	(8,096)	(23,262)

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants.
This working capital calculation excludes the unused commitment amount which is included for our current ratio calculation.

ABRAXAS PETROLEUM CORPORATION CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended March 31,
	2018	2017

Revenues:
Oil	$35,994	$15,502
Gas	2,377	1,982
Natural gas liquids	2,223	1,303
	40,594	18,787
Other	36	15
	40,630	18,802
Operating costs and expenses:
Lease operating	4,569	4,118
Production and ad valorem taxes	3,113	1,620
Depreciation, depletion, and amortization	10,130	5,374
General and administrative (including stock-based compensation of $586 and $770, respectively)	2,728	2,737
	20,540	13,849
Operating income	20,090	4,953

Other (income) expense:
Interest expense	1,329	507
Amortization of deferred financing fees	96	137
Loss on sale of non-oil and gas assets	3	—
Loss (gain) on derivative contracts	7,883	(9,381)
	9,311	(8,737)
Income before income tax	10,779	13,690
Income tax benefit	—	—
Net income	$10,779	$13,690

Net income per common share - basic	$0.07	$0.09

Net income per common share - diluted	$0.06	$0.09

Weighted average shares outstanding:
Basic	165,133	154,118
Diluted	167,243	156,813

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is defined as net income plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income for the periods presented.

(In thousands)	Three Months Ended March 31,
	2018	2017
Net income	$10,779	$13,690
Net interest expense	1,329	507
Depreciation, depletion and amortization	10,130	5,374
Amortization of deferred financing fees	96	137
Stock-based compensation	586	770
Unrealized loss (gain) on derivative contracts	4,094	(8,760)
EBITDA	$27,014	$11,718

EBITDA	$27,014	$11,718
Expenses related to equity offering/loan amendments/permitted acquisitions	202	3,790
Adjusted EBITDA per bank loan covenants	$27,216	$15,508

This release also includes a discussion of “adjusted net income , excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income, excluding ceiling test impairment and unrealized changes in derivative contracts. Management believes that net income calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items. The calculation of adjusted net income, excluding certain non-cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to record a gain or loss based on the calculated value difference from the previous period-end valuation for open contracts. For example, NYMEX oil prices on March 31, 2017 were $50.60 per barrel compared to $64.94 on March 31, 2018; therefore, the mark-to-market valuation changed considerably from period to period.

(In thousands)	Three Months Ended March 31,
	2018	2017
Net income	$10,779	$13,690
Unrealized loss (gain) on derivative contracts	4,094	(8,760)
Adjusted net income, excluding certain non-cash items	$14,873	$4,930
Net income per share – basic	$0.07	$0.09
Net income per share – diluted	$0.06	$0.09
Adjusted net income, excluding certain non-cash items, per share – basic	$0.09	$0.03
Adjusted net income, excluding certain non-cash items, per share – diluted	$0.09	$0.03

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	March 31, 2018	March 31, 2017

Borrowing base	$175,000	$115,000
Cash and cash equivalents	5,645	1,061
Revolving credit facility - outstanding borrowings	(104,000)	(18,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$76,395	$97,811